UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________
FORM 8-K
________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date Of Report (Date of earliest event reported): February 1, 2012
 ________________________________________
AutoNation, Inc.
(Exact name of registrant as specified in its charter)
 ________________________________________

Delaware	1-13107	73-1105145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 SW 1st Ave
Fort Lauderdale, Florida 33301
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code: (954) 769-6000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Incentive Bonus Plan

On February 1, 2012, the Board of Directors (the “Board”) of AutoNation, Inc. (the “Company”) adopted a new incentive bonus plan, the AutoNation, Inc. Senior Executive Incentive Bonus Plan (the “Incentive Plan”). The Incentive Plan, which is administered by the Executive Compensation Subcommittee (the “Subcommittee”) of the Compensation Committee (the “Committee”) of the Board, is subject to approval by the Company’s stockholders at the 2012 Annual Meeting of AutoNation, Inc. Stockholders. The Incentive Plan, which is substantially identical to and is intended to replace the AutoNation, Inc. Senior Executive Incentive Bonus Plan approved by the Board and the Company’s stockholders in 2007, is designed to create a direct link between pay and performance for the Company’s executive officers and to ensure that annual cash performance bonuses payable to executive officers of the Company are tax deductible by the Company pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

A copy of the Incentive Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Incentive Plan and AOP Plan Targets for 2012

On February 1, 2012, the Subcommittee (i) selected the 2012 participants under the Incentive Plan, (ii) established specific objective annual performance goals for 2012 under the Incentive Plan and the AutoNation Operating Performance Plan (the “AOP Plan”), a separate bonus plan for bonus-eligible, corporate-level employees who are not participants under the Incentive Plan, and (iii) set target awards for the 2012 participants under the Incentive Plan and the AOP Plan.

The Subcommittee selected the following executive officers to participate in the Incentive Plan for 2012: Mike Jackson, Chairman and Chief Executive Officer; Michael E. Maroone, President and Chief Operating Officer; Jonathan P. Ferrando, Executive Vice President, General Counsel & Secretary; Michael J. Short, Executive Vice President and Chief Financial Officer; David L. Koehler, Senior Vice President, Sales; and Alan J. McLaren, Senior Vice President, Customer Care (collectively, the “Executive Officers”). These officers were selected to participate in the Incentive Plan to ensure tax deductibility of bonuses under Section 162(m) of the Code.

The 2012 performance goals established by the Subcommittee under the Incentive Plan are based upon the achievement of specified levels of adjusted operating income per basic share (minus a net charge for capital deployed for acquisitions or share repurchases and subject to an adjustment for certain extraordinary or other items) and adjusted operating income as a percentage of gross profit for the Company during 2012. The target awards under the Incentive Plan are expressed as a percentage of base salary for each Executive Officer that ranges from 45% to 133-1/3%.

The 2012 performance goals established under the Incentive Plan also constitute the performance goals that the Committee established under the AOP Plan. The target awards under the AOP Plan are also expressed as a percentage of base salary. The Executive Officers do not participate in the AOP Plan.

Bonus awards under both the Incentive Plan and the AOP Plan will be payable on a sliding scale based on the Company’s actual achievement relative to the predetermined goals, meaning that bonuses earned may exceed or be less than the targeted level, and bonus payouts are subject to minimum thresholds of performance. The Subcommittee has absolute “negative discretion” to eliminate or reduce the amount of any award under the Incentive Plan or the AOP Plan.

2012 Annual Stock Option and Restricted Stock Awards

On February 1, 2012, the Subcommittee also approved annual stock option and restricted stock awards for all of the Company’s equity grant-eligible employees under the AutoNation, Inc. 2008 Employee Equity and Incentive Plan (the “2008 Plan”). The annual awards include stock option awards for our Executive Officers, specifically, Mike Jackson - 201,336 options, Michael E. Maroone - 161,140 options, Jonathan P. Ferrando - 121,080 options, Michael J. Short - 121,080 options, David L. Koehler - 12,108 options, and Alan J. McLaren - 12,108 options. Additionally, the annual awards include restricted stock awards for Messrs. Koehler and McLaren, who will each receive 4,036 shares of restricted stock (the other Executive Officers did not receive restricted stock awards).

One-fourth (1/4) of each stock option award approved by the Subcommittee will be granted on the first trading day of each of March, June, September and December 2012, with an exercise price equal to the closing price of our common stock on each such grant date, subject to continuous employment through each such grant date. Each of the four option grants comprising an annual award will vest in 25% annual increments on each of the first four anniversaries of June 1, 2012 and will expire on March 1, 2022 (subject to earlier termination in accordance with the terms of the 2008 Plan and the applicable award agreements). The restricted stock awards approved by the Subcommittee will be granted on the first trading day of March 2012 and will vest in 25% annual increments on each of the first four anniversaries of June 1, 2012.

Amendment to 2007 Non-Employee Director Stock Option Plan

On February 1, 2012, the Board approved an amendment (the “Amendment”) to the AutoNation, Inc. 2007 Non-Employee Director Stock Option Plan (as amended on October 26, 2010, the “2007 Plan”), pursuant to which each of the Company’s non-employee directors receives an automatic option grant on the first trading day of each March, June, September, and December. Prior to the adoption of the Amendment, each option granted under the 2007 Plan was immediately exercisable and expired on the tenth anniversary of the option grant date. The Amendment provides that, after February 1, 2012, (1) each option granted under the 2007 Plan shall vest and become exercisable with respect to 25% of the total number of shares underlying the option on June 1 of the year following the year in which the option is granted (the “Initial Vesting Date”) and with respect to an additional 25% on each of the next three succeeding anniversaries of the Initial Vesting Date, (2) except as set forth in (3) below, in the event an optionee ceases to be a non-employee director, then any options held by such director shall become immediately vested and exercisable until the earlier of (a) 30 days following the date the optionee ceases to be a non-employee director and (b) the expiration of the options, (3) in the event an optionee ceases to be a non-employee director because of retirement, death or permanent and total disability (each as defined in the 2007 Plan), then any options held by such director shall become immediately vested and exercisable until the earlier of (x) the third anniversary of the date of such retirement, death or permanent and total disability and (y) the expiration of the options, and (4) each option granted thereunder shall expire on the tenth anniversary of the first option grant date in the year in which the option was granted.

A copy of the Amendment is filed as Exhibit 10.2 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	AutoNation, Inc. Senior Executive Incentive Bonus Plan (adopted by the Board of Directors on February 1, 2012, subject to stockholder approval).

10.2	Amendment to the AutoNation, Inc. 2007 Non-Employee Director Stock Option Plan, effective as of February 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date: February 2, 2012	By:	/s/ Jonathan P. Ferrando
Jonathan P. Ferrando
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	AutoNation, Inc. Senior Executive Incentive Bonus Plan (adopted by the Board of Directors on February 1, 2012, subject to stockholder approval).

10.2	Amendment to the AutoNation, Inc. 2007 Non-Employee Director Stock Option Plan, effective as of February 1, 2012.